Exhibit 5.1


       [LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]





Writer's Direct Dial: (212) 225-2890


                                    July 28, 1998


Prudential Securities Structured Assets, Inc.
One New York Plaza
14th Floor
New York, New York  10292

Receipts on Corporate Securities Trust,
   Series FDX 1997-1
c/o The Bank of New York
101 Barclay Street, 12 East
New York, New York  10286

Ladies and Gentlemen:

   Re:  Prudential Securities Structured Assets, Inc. and
        Receipts on Corporate Securities Trust, Series FDX 1997-1
        Registration Statement on Form S-4 (File No. 333-59477)
        ---------------------------------------------------------


           We have acted as your counsel in connection with the above-referenced Registration Statement on Form S-4, as amended (the "Registration Statement"), initially filed on July 21, 1998 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the Receipts of Corporate Securities, Series FDX 1997-1 (the "New Certificates"), to be offered in exchange (the "Exchange") for all outstanding Receipts of Corporate Securities, Series FDX 1997-1 (the "Old Certificates") as described in the form of prospectus contained therein (the "Prospectus"). The New Certificates will be issued by Receipts on Corporate Securities Trust, Series FDX 1997-1 (the "Trust"). The Trust was created pursuant to a Base Trust Agreement dated as of August 28,

Prudential Securities Structured Assets, Inc.
Receipts on Corporate Securities Trust, Series FDX 1997-1, p. 2


1997, as amended by Base Amendment No. 1 dated as of February 27, 1998 and Amendment No. 2 dated as of April 28, 1998, and as supplemented by the Series FDX 1997-1 Supplement dated as of August 28, 1997, as amended by Amendment No. 1 dated as of December 9, 1997 (together, the "Trust Agreement") between Prudential Securities Structured Assets, Inc., as depositor ("PSSA"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

           In arriving at the opinions expressed below, we have reviewed the Registration Statement as filed with the Commission and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of PSSA, the Trust, and the Trustee and such other instruments and other certificates of public officials, officers and representatives of PSSA and the Trustee and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine, we have relied upon the facts stated in the Prospectus, and we have assumed that the New Certificates will conform in all material respects to the description thereof set forth in the Prospectus.

           Based upon and subject to the foregoing, and subject to the further qualifications set forth below, it is our opinion that:

           1. When the New Certificates, in the form filed as an exhibit to the Registration Statement, have been duly executed and authenticated in accordance with the Trust Agreement, and duly issued and delivered by the Trustee in exchange for an equal notional amount of Old Certificates pursuant to the terms of the Registration Rights Agreement in the form filed as an exhibit to the Registration Statement, the New Certificates will be legal, valid, binding and enforceable obligations of the Trust, entitled to the benefits of the Trust Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

           2. For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation
(or a publicly traded partnership treated as an association).

           3. The Exchange will not be a taxable event for U.S.
federal income tax purposes.

           The foregoing opinion in numbered paragraph 1 is limited to the law of the State of New York. The foregoing opinions in numbered paragraphs 2 and 3 are based on the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering the opinions in paragraphs 2 and 3, we are expressing our views only as to the federal income tax laws of the United States of America.

Prudential Securities Structured Assets, Inc.
Receipts on Corporate Securities Trust, Series FDX 1997-1, p. 3


           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By     /s/ David L. Sugerman
                                ---------------------------------
                                  David L. Sugerman, a Partner